Exhibit 10.1

April 8, 2024

VIA EMAIL

Yorkville Advisors

1012 Springfield Avenue

Mountainside, New Jersey 07092

Attention: David Fine, Esq.

Re: MSP Recovery, Inc. Pre-Paid Advance Monthly Payments; Maturity Date Extension; and Third Pre-Paid Advance Closing

Dear Mr. Fine:

At the close of Primary Market trading on February 5, 2024, the daily VWAP for MSP Recovery, Inc. (“MSP”) was below the Floor Price as defined in the Exchangeable Promissory Notes (“Notes”) issued pursuant to the Standby Equity Purchase Agreement dated November 14, 2023 (the “SEPA”) by and between YA II PN, Ltd. (“Yorkville”) and MSP, for ten consecutive Trading Days, resulting in a Floor Price Trigger pursuant to the Notes.

This letter serves as written notice by MSP that effective as of the date hereof the Floor Price shall be reduced to $1.00 per share. MSP represents and warrants to Yorkville that Yorkville is free to deliver Investor Notices to MSP and that the Registration Statement (File No. 333-269346) has been declared effective, remains in full force and effect, and that Yorkville is permitted to utilize the Registration Statement to resell shares of Common Stock issuable to Yorkville pursuant to any Investor Notices.

This letter also serves to memorialize Yorkville’s agreement that: (i) as a result of such reduction to the Floor Price, and in reliance on the representations and warranties set forth herein, the Floor Price Trigger described above shall be considered cured and the first Monthly Payment, as set forth in Section (1)(c) of the Notes, that would have been due from MSP shall be waived; and (ii) that the Maturity Date, as defined in the Promissory Notes, be extended six months to September 30, 2025.

The parties further agree that the Third Pre-Advance Closing shall take place on April 8, 2024, provided that all conditions precedent set forth in Annex II remain satisfied as of the time of such Pre-Advance Closing.

Thank you for your flexibility. Please feel free to contact me if you have any questions.

Sincerely,

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______________________

Name: Ricardo Rivera

Title: Chief Operating Officer

Acknowledged and agreed:

YA II PN, Ltd.

By: Yorkville Advisors Global, LP

Its: Investment Manager

By: Yorkville Advisors Global II, LLC

Its: General Partner

By:

______________________

Name: Matthew Beckman

Title: Member

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